UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 5, 2016

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 5, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Sanmina Corporation (the “Company”) approved the Fiscal Year 2017 Corporate Bonus Plan (the “2017 Plan”). The 2017 Plan contains targets for the Company’s revenue, non-GAAP operating margin, cash flow from operations and other, inventory turns, return on invested capital and earnings before interest, taxes, depreciation and amortization for fiscal 2017. The Company’s performance for fiscal 2017 will be measured against these targets.  Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2017 Plan. Each 2017 Plan participant’s actual incentive compensation for fiscal 2017 will be determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2017. Target individual incentive compensation payable under the 2017 Plan is expressed as a percentage of base salary and, for executive officers of the Company, ranges from 65% to 150%.  The Committee retains the right to terminate or amend the 2017 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

Additionally, on December 5, 2016, the Committee approved an increase in the annual salary of Jure Sola, Chairman and Chief Executive Officer of the Company, from $900,000 to $1,125,000, an increase in the annual salary of Robert K. Eulau, Executive Vice President and Chief Financial Officer of the Company, from $510,000 to $615,000, and increases in the annual salaries of Dennis Young, Executive Vice President, Worldwide Sales, and Alan Reid, Executive Vice President, Global Human Resources, from $350,000 and $300,000, respectively, to $365,000 and $315,000, respectively. These increases will be effective on January 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Robert K. Eulau
Robert K. Eulau
Executive Vice President and Chief Financial Officer

Date: December 9, 2016